Exhibit 99.1

                Avatar Holdings Reports Third Quarter Results

    CORAL GABLES, Fla., Nov. 5 /PRNewswire-FirstCall/ -- Avatar Holdings Inc. (Nasdaq: AVTR) today reported net income of $22,361,000 ($2.55 per share, diluted) on revenues of $240,832,000 for the nine months ended September 30, 2004, compared to net income of $10,779,000 ($1.25 per share, diluted) on revenues of $165,094,000 for the nine months ended September 30, 2003.
    For the three months ended September 30, 2004, Avatar reported net income of $4,206,000 ($0.50 per share, diluted) on revenues of $74,271,000, compared to net income of $9,034,000 ($1.03 per share, diluted) on revenues of $57,618,000 for the same period in 2003.
    Income tax expense for the nine and three months ended September 30, 2004, was $10,313,000 and $2,700,000, compared to tax benefits of $8,284,000 and $9,315,000 for the comparable periods in 2003.
    Net income for the nine and three months ended September 30, 2004, includes income of $3,939,000 and $3,000 from discontinued operations, compared to losses of $114,000 and $54,000 for the comparable periods in 2003.
    Results for the nine months and three months ended September 30, 2004 include expenses of approximately $3,200,000 for damage caused by Hurricanes Charley, Frances and Jeanne in Avatar's Central Florida communities in Polk and Osceola Counties.
    Avatar estimates that due to the hurricanes, closings in excess of 100 homes scheduled for 2004 will be delayed until the first quarter of 2005 and commencement of construction of in excess of 100 homes scheduled for 2004 will be delayed until future periods.

                  PRIMARY AND ACTIVE ADULT HOMEBUILDING DATA
                        Nine Months Ended September 30


    Closings                              2004            2003          2002
       Number of Units                   1,039             790           685
       Aggregate Dollar Volume    $221,392,000    $147,916,000  $114,268,000
       Average Price Per Unit         $213,000        $187,000      $167,000
    Contracts Signed, net of
     cancellations
       Number of Units                   1,653           1,418           903
       Aggregate Dollar Volume    $400,650,000    $277,400,000  $163,551,000
       Average Price Per Unit         $242,000        $196,000      $181,000
    Backlog
       Number of Units                   1,992           1,441           756
       Aggregate Dollar Volume    $471,024,000    $295,870,000  $157,013,000
       Average Price Per Unit         $236,000        $205,000      $208,000

    The foregoing chart does not reflect sales at Ocean Palms, a 38-story, 240-unit high-rise condominium under construction in Hollywood, Florida, in which Avatar owns a 50% equity interest.
    At Solivita, Avatar's Central Florida active adult community, for the nine months ended September 30, 2004, 575 units, totaling $121,062,000, were sold, compared to 408 units, totaling $83,623,000, for the nine months ended September 30, 2003.
    At Bellalago, for the nine months ended September 30, 2004, 267 units, totaling $87,875,000, were sold, compared to 231 units, totaling $51,346,000, for the nine months ended September 30, 2003.
    At Cory Lake Isles in Tampa, Florida, where sales commenced in the third quarter of 2003, 145 units, totaling $52,103,000, were sold for the nine months ended September 30, 2004.
    At Harbor Islands, the backlog at September 30, 2004 was 21 units, totaling $37,826,000. Two units remain for sale, and it is anticipated that closings of all units at Harbor Islands will be completed by mid-2005.
    Since commencement of sales in 2003, through September 30, 2004, the Ocean Palms joint venture has sold 225 of the 240 units at an aggregate sales volume of $187,130,000. Results of operations include recognition under the percentage completion method of accounting for Avatar's equity interest in Ocean Palms. Avatar's proportionate share of pre-tax profits was $9,537,000 and $3,553,000 for the nine months and three months ended September 30, 2004, compared to losses of $788,000 and $189,000 for the nine months and three months ended September 30, 2003.

    Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, Harbor Islands on Florida's east coast, Cory Lake Isles in Tampa, Florida, and at Rio Rico, south of Tucson, Arizona. Avatar's common shares trade on The Nasdaq Stock Market under the symbol AVTR.

    Certain statements discussed herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward- looking statements. Such risks, uncertainties and other important factors include, among others: the successful implementation of Avatar's business strategy; shifts in demographic trends affecting demand for active adult communities and other real estate development; the level of immigration and in-migration into areas in which Avatar conducts real estate activities; international (in particular Latin America), national and local economic conditions and events, including employment levels, interest rates, consumer confidence, the availability of mortgage financing and demand for new and existing housing; access to future financing; geopolitical risks; competition; changes in, or the failure or inability to comply with, government regulations; adverse weather conditions and natural disasters; and other factors as are described in greater detail in Avatar's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.


         SELECTED FINANCIAL DATA FOR THE NINE MONTHS AND THREE MONTHS
                      ENDED SEPTEMBER 30, 2004 AND 2003
           (Unaudited - Dollars in thousands except per share data)

                                        Nine Months        Three Months
                                      2004      2003      2004      2003

    Revenues                       $240,832  $165,094   $74,271   $57,618
    Equity earnings (loss) from
     unconsolidated joint venture $9,537 ($788) $3,553 ($189) Income (loss) from continuing operations before income
     taxes                          $28,735    $2,609    $6,903    ($227)
    Income tax (expense) benefit  ($10,313)    $8,284  ($2,700)    $9,315
    Income from continuing
     operations                     $18,422   $10,893    $4,203    $9,088
    Net income (loss) from
     discontinued operations         $3,939    ($114)        $3     ($54)
    Net income                      $22,361   $10,779    $4,206    $9,034

    Basic EPS:
    Income from continuing
     operations                       $2.14     $1.27     $0.51     $1.05
    Income (loss) from
     discontinued operations          $0.46   ($0.01)       $--       $--
    Net income                        $2.60     $1.26     $0.51     $1.05

    Diluted EPS:
    Income from continuing
     operations                       $2.10     $1.26     $0.50     $1.04
    Income (loss) from
     discontinued operations          $0.45   ($0.01)       $--   ($0.01)
    Net income                        $2.55     $1.25     $0.50     $1.03


    Selected Balance Sheet Data
                                September 30, 2004   December 31, 2003

    Cash and cash equivalents      $      59,906       $       24,600
    Total assets                   $     474,525       $      362,719
    Total stockholders' equity     $     239,297       $      265,899
    Book value per share           $       29.62       $        28.32
    Shares outstanding                 8,079,140            9,389,772

SOURCE  Avatar Holdings Inc.
    -0-                             11/05/2004
    /CONTACT: Juanita I. Kerrigan of Avatar Holdings Inc., +1-305-442-7000/ /Web site: http://www.avatarhomes.com /
    (AVTR)

CO:  Avatar Holdings Inc.
ST:  Florida
IN:  CST RLT
SU:  ERN